SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2016

Lehman ABS Corporation, on behalf of:

CORPORATE BACKED TRUST CERTIFICATES,

GOLDMAN SACHS CAPITAL I SECURITIES-BACKED SERIES 2004-6 TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32131	13-3447441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lehman ABS Corporation 1271 Avenue of the Americas, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 285-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Trust, which we refer to herein as the “Trust,” was formed pursuant to the Standard Terms for Trust Agreements (the “Standard Terms”), dated as of January 16, 2001, between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee (the “Trustee”), as supplemented by the Series Supplement in respect of the Trust dated as of March 19, 2004.

The Depositor is a wholly-owned, indirect subsidiary of Lehman Brothers Holdings Inc. (“LBHI”). On September 15, 2008 and periodically thereafter, LBHI and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (jointly administered proceedings, In re Lehman Brothers Holdings Inc. et al., Case Number 08-13555). LBHI and its wholly-owned broker-dealer, Lehman Brothers Inc., have sold since September 15, 2008 significant businesses, including the sale on September 21, 2008 of the investment banking business to Barclays Capital Inc., which business included the employees who historically conducted the Registrant’s business.

On December 6, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). The Plan and the Confirmation Order were attached as Exhibit 2.1 and Exhibit 2.2, respectively, to LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011. LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011 contains a summary of the Plan.

On March 6, 2012 (the “Effective Date”), the Plan became effective and a notice of the Effective Date of the Plan (the “Notice of Effective Date”) was filed with the Bankruptcy Court.

Item 8.01. OTHER EVENTS

On April 27, 2016, the Trustee sent a notice to the Holders of Certificates Issued by the Trust and Other Potential Parties-in-Interest (the “Notice”) stating that it filed a petition (the “Petition”) with the District Court for the Second Judicial District of the State of Minnesota, County of Ramsey (the “Minnesota Court”). The Petition requests that the Minnesota Court authorize the Trustee to use Trust assets to (a) pay all fees and expenses including, without limitation, attorneys’ fees, incurred by the Trustee to date in connection with an adversary proceeding filed by Lehman Brothers Special Financing Inc. (“LBSF”) against the Trust in the United States Bankruptcy Court for the Southern District of New York (such proceeding, the “Litigation”), and (b) pay all future fees and expenses incurred by the Trustee in connection with the Litigation including, but not limited to, attorneys’ fees and expenses incurred in participating in the related mediation and defending the Litigation. Under the terms of the governing Trust documents, the Trustee is limited in its ability to incur Extraordinary Trust Expenses, which are defined in the Standard Terms as “any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses [as defined in the Standard Terms], and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to this Trust Agreement.” The Notice also sets forth that the Minnesota Court has entered an order for a hearing on the Petition to be held on June 13, 2016 at 2:00 p.m. CDT. Any objections to the Petition must be filed with the Clerk of the Minnesota Court not later than 5 days before the hearing date set forth above. A copy of the Petition was included in the Notice as an appendix. A copy of the Notice and the Petition is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is filed as part of this report:

99.1	Trustee’s Notice to the Holders of Certificates Issued by Corporate-Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Trust and other Potential Parties-in-Interest

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. In preparing this report the Registrant has relied on information provided to it by the Trustee.

Date: June 2, 2016

Lehman ABS Corporation, as Depositor for the Trust (the “Registrant”)

By:	/s/ Clifford Feibus
Name:	Clifford Feibus
Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Trustee’s Notice to the Holders of Certificates Issued by Corporate-Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Trust and other Potential Parties-in-Interest